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                                  EXHIBIT 10.14



                            Second Amendment to Lease


Date:                     As of February 12, 1997

Lease: A certain lease dated October 1, 1992 between the Landlord, as landlord, and the Tenant, as tenant, as to the Premises, as amended by First Amendment to Lease dated as of March 1, 1995 (the "First Amendment")

Landlord:                 C. Vincent Vappi

Tenant:                   Vertex Pharmaceuticals Incorporated

Premises:                 As defined in the Lease, the 618 Putnam
                          Premises, 40 Allston Premises, 228 Sidney Premises, and 240 Sidney Premises (including Phase II of the Sidney Premises), as amended herein



                                 R E C I T A L S



            A. Landlord and Tenant have continuing obligations under the Lease.

            B. Landlord and Tenant desire to extend the term and modify certain terms of the Lease as set forth herein.



      NOW, THEREFORE, For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Landlord and Tenant agree as follows:

1. Paragraph I of the Lease and paragraph 1 of the First Amendment are amended to provide that the defined term, "240 Sidney Premises" includes all space in the building located at 240 Sidney Street, Cambridge, Massachusetts. The total rentable square feet of the Premises upon and after the effective date of this Amendment is 35,000.

2. Paragraph II of the Lease is amended to provide that the Lease, as previously extended, shall expire at 11:59 P.M. on December 31, 2003. As used in the Lease as hereby amended, the word "term" shall mean the Original Term and the Extended Term, as extended and amended previously and herein.

3. Paragraph 3 of the First Amendment is deleted in its entirety.


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4. Paragraph III of the Lease is amended to provide that:

      Commencing January 1, 1997 through December 31, 2001, the Base Rent shall be $10.37 per rentable square foot of the Premises, or $363,000.00 annually (pro rata reduced for any portion of a Year) payable in monthly installments of $30,250.00;

      Commencing January 1, 2002 through December 31, 2003, the Base Rent shall be $11.93 per rentable square foot of the Premises, or $417,450.00 annually (pro rata reduced for any portion of a Year) payable in monthly installments of $34,787.50.

5. In all other respects, the Lease remains in full force and effect and unmodified hereby.

6. Notwithstanding anything to the contrary contained herein, this Second Amendment is subject to and conditional upon the Landlord's obtaining a loan secured by a mortgage on the Premises by April 15, 1997. In the event that such a mortgage loan is not concluded within such thirty-day period, this Second Amendment shall be null and void and of no effect.

      Signed under seal as of the date first written above.


                              Landlord:



                              /s/ C. Vincent Vappi
                              ---------------------------------
                              C. Vincent Vappi



                              Tenant:

                              VERTEX PHARMACEUTICALS INCORPORATED



                              By: /s/ Richard H. Aldrich
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